EXHIBIT 5.1

OPINION OF NIXON PEABODY LLP

100 Summer Street

Boston, Massachusetts 02110-2131

(617) 345-1000

Fax: (617) 345-1300

November 24, 2009

The Boston Beer Company, Inc.

One Design Center Place, Suite 850

Boston, MA 02110

Ladies and Gentlemen:

We have acted as counsel to The Boston Beer Company, Inc., a Massachusetts corporation (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) of the Company to be filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of 812,500 shares of the Company’s Common Stock, $.01 par value per share (the “Shares”), to be issued from time to time pursuant to the Company’s Employee Equity Incentive Plan, as amended (the “Plan”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Articles of Organization of the Company as amended through the date hereof, (ii) the By-Laws of the Company as amended through the date hereof, and (iii) the Plan.

As to questions of fact material to our opinion expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company.  We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters.  We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

In rendering the opinions expressed below, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

The opinion expressed below is limited to the Business Corporation Act of the Commonwealth of Massachusetts, and we do not express any opinion herein concerning any other law.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and after (a) the above-referenced Registration Statement has become effective under the Act and assuming that such effectiveness remains in effect throughout the period during which Shares are offered and sold, (b) the Shares have, if required, been duly qualified or registered, as the case may be, for sale under applicable state securities laws and all applicable state securities laws are complied with, and (c) all necessary action by the stockholders of the Company and the Board of Directors or a duly designated committee of the Board of Directors of the Company shall have been taken to duly authorize the Plan and the issuance of options and Shares pursuant to the Plan (the “Corporate Action”), we are of the opinion that the Shares are duly authorized and, if and when issued in accordance with the terms of the Plan and relevant Corporate Action, will be validly issued, fully-paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

We further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States, to the extent so required, in connection with the registration of the Shares.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered as of the date hereof, and we disclaim any undertaking to advise you of changes in law or fact which may affect the continued correctness of any of our opinions as of a later date.

Very truly yours,

/s/Nixon Peabody LLP

2